EX-99.906CERT

CERTIFICATIONS

R. Brian Culpepper, Chief Executive Officer, and Brian P. Shepardson, Chief Financial Officer, of the James Advantage Funds (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

James Advantage Funds	James Advantage Funds

/s/ R. Brian Culpepper	/s/ Brian P. Shepardson
R. Brian Culpepper, Chief Executive Officer and President (Principal Executive Officer)	Brian P. Shepardson, Chief Financial Officer and Treasurer (Principal Financial Officer)

Date: September 4, 2026	Date: September 4, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the James Advantage Funds and will be retained by the James Advantage Funds and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.